Exhibit 10.4

Dated the 4th day of January 2024

GOLDEN RELAY COMPANY LIMITED

(as the Landlord)

AND

VG ZENITH INTERNATIONAL COMPANY LIMITED

(as the Tenant)

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TENANCY AGREEMENT

OF

THE WHOLE OF THE THIRTY-SIXTH FLOOR,

SOUNDWILL PLAZA, NO.38 RUSSELL STREET,

CAUSEWAY BAY, HONG KONG.

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With floor plan attached

Tenancy Agreement 36/F, 38 Russell Street

SECTION I

AGREEMENT

THIS TENANCY AGREEMENT is made the 4th day of January two thousand and twenty four.

BETWEEN

(1)	GOLDEN RELAY COMPANY LIMITED a company incorporated in Hong Kong with limited liability and whose registered office is situate at 21st Floor, Soundwill Plaza, No. 38 Russell Street, Causeway Bay, Hong Kong (hereinafter referred to as “the Landlord” which expression shall include its successors in title and assigns) of the one part and

(2)	The party whose particulars are set out in Part I of the First Schedule hereto, (hereinafter referred to as “the Tenant”) of the other part.

WHEREBY IT IS AGREED as follows:-

1.01	Premises, Term and Rent

The Landlord lets to the Tenant and the Tenant takes ALL THOSE the premises (hereinafter referred to as “the Premises”) forming part of all that building (hereinafter referred to as “the Building”) more particularly described in Part II of the First Schedule hereto TOGETHER WITH the use in common with the Landlord and all others having the like right of (i) the roads, driveways, entrances, staircases, landings, passages and public lavatory facilities in or adjacent to the Building in so far as the same are necessary for the proper use and enjoyment of the Premises; (ii) the lift service and air-conditioning service in the Building and (iii) the free and uninterrupted passage and running of water soil gas electricity and other services through the sewers drains pipes cables wires and other service media in or upon the Building and serving the Premises for the term specified in Part III of the First Schedule hereto (hereinafter referred to as “the Term”) YIELDING AND PAYING therefor throughout the Term the rent set out in Part I of the Second Schedule hereto (hereinafter referred to as “the Rent”) (subject to the rent-free periods as provided for and the terms set out in Part IV of the First Schedule hereto), and by way of additional rent, the management and air-conditioning charges, as set out and determined in accordance with the provisions contained in Part II of the Second Schedule hereto which sums shall be paid exclusive of Government rates in advance clear of all deductions on the first day of each calendar month the first and last of such payments to be apportioned according to the number of days in the month included in the Term.

SECTION II

RENT AND OTHER CHARGES

2.	The Tenant hereby covenants and agrees with the Landlord as follows:-

2.01	Rent and Additional Rent

To punctually pay on the days and in the manner hereinbefore provided without any deduction or set off:

(a)	the Rent;

(b)	as and by way of further or additional rent in respect of the Premises including:-

(i)	the management and air-conditioning charges from time to time payable by the Tenant as set out in Part 11 of the Second Schedule hereto; and

(ii)	any air-conditioning charges payable by the Tenant for additional air-conditioning services provided by the manager (hereinafter referred to as “the Manager”) of the Building (as appointed under the Deed of Mutual Covenant and Management Agreement registered in the Land Registry by Memorial No. UB6630284 and/or any addition, amendments or alteration thereto and/or any Sub-Deed of Mutual Covenant which applies to the Premises, hereinafter referred to as “the Deed of Mutual Covenant”) from time to time as provided in Clause 4.03(b) of Section IV hereof; and

all payments to be made by the Tenant to the Landlord (or any designated payee(s) to be notified in writing from time to time) shall be made in Hong Kong Currency by auto-payment (provided that all relevant bank charges (if any) incurred shall be borne by the Tenant solely) or by depositing cheques for the relevant amount(s) into such account maintained with a licensed bank in Hong Kong as may be specified by the Landlord from time to time or in bank notes if demanded by the Landlord for the settlement of the Rent and all other periodic payments payable under this Tenancy Agreement on or before the due dates.

2.02	Government Rates etc.

To pay and discharge all Government rates, taxes assessments, duties, impositions, charges and outgoings of an annual or recurring nature now or hereafter to be imposed or levied on the Premises or upon the owner or occupier in respect thereof by the Government of Hong Kong or other lawful authority (Crown/Government Rent, Property Tax and outgoings of a capital and non-recurring nature alone excepted). Without prejudice to the generality of this sub-clause the Tenant shall pay all Government rates imposed on the Premises in the first place to the Landlord who shall settle the same with the Hong Kong Government and in the event of the Premises not yet having been assessed to Government rates the Tenant shall until such time as the Premises are assessed to Government rates pay to the Landlord each year and in advance a sum equal to the Government rates which would be charged by the Hong Kong Government on the basis of a rateable value equal to twelve months’ rent payable by the Tenant, on account of the Tenant’s liability under this Clause.

2.03	Utility Charges and Deposit

To pay and discharge all deposits and charges in respect of water, electricity, telephone and all other utility charges as may be shown by or operated from the Tenant’s own metered supplies or by accounts rendered to the Tenant by the appropriate utility companies in respect of all such utilities consumed on or in the Premises.

SECTION III

TENANT’S OBLIGATIONS

3.	The Tenant hereby covenants with the Landlord as follows:-

3.01	Compliance with Ordinances

To obey comply with and to indemnify the Landlord against the breach of all ordinances, regulations, by-laws, rules and requirements of any Governmental or other competent authority relating to the use and occupation of the Premises by the Tenant or any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee agent licensee or permitted subtenant of the Tenant and without prejudice to the foregoing, to obtain and maintain in force and to observe and comply with the terms of any approval licence or permit required by any Governmental or other competent authority in connection with the Tenant’s use and occupation of the Premises prior to the commencement of the Tenant’s business and to indemnify the Landlord against the consequences of any breach of this provision.

3.02	Fitting out

(a)	To fit out the interior of the Premises and the Tenant’s signage, if any, in accordance with such plans, drawings and specifications as shall have been first submitted to and approved by the Landlord in writing in a good and proper workmanlike manner and in all respects in a style and manner appropriate to a first class office building, such fitting out to include but not be limited to the following:-

(i)	Connection and reticulation of all electrical wiring including wiring to light fittings together with control switching etc. within the Premises;

(ii)	All floor finishes and partitioning within the Premises provided that any partitioning installed by the Tenant within the Premises shall be dry partitioning only;

(iii)	Any alteration to the sprinkler system necessitated by the Tenant’s layout of the Premises the same to be in all respects in accordance with all permits and consents and in compliance with the requirements of the Fire Services Department;

(iv)	Any alteration to the air-conditioning ducting that may be required by the Tenant’s internal layout of the Premises; and

(v)	Internal decoration, furnishings and specialised Tenant’s equipment; Provided That:

(A)	the Tenant will use in connection with its fitting out and decoration and furnishing works only contractors or sub-contractors in respect of whom the prior approval in writing of the Landlord shall have been obtained (such approval shall not be unreasonably withdrawn or withheld) or who shall be nominated by the Landlord IT BEING AGREED that in no circumstances shall any work be commenced or be permitted to be commenced by any contractor who shall not first have been approved in writing by the Landlord (such approval shall not be unreasonably withdrawn or withheld) AND THAT in any event all work involving any alteration to or modification of or in any way associated with the security system, the plumbing and drainage system and piping shall be carried out only by contractors approved by the Landlord (such approval shall not be unreasonably withdrawn or withheld) and in relation to works involving any alteration to or modification of or in any way associated with the supply of electricity to the Premises and the electric cable and wiring thereof and all related installations and equipment, the sprinkler system, the fixed air-conditioning ducting, chilled water pipes and air-conditioning controls shall only be carried out by contractors nominated by the Landlord. All works to be carried out by the Tenant its contractors or subcontractors shall be carried out in accordance with the FITTING OUT RULES to be issued by the Landlord from time to time and to be signed by the Tenant prior to commencement of Tenant’s works and the Tenant will pay to the Landlord fitting out fee in the manner provided in Part IV of the Second Schedule;

(B)	the Tenant will not cause or permit to be made any subsequent variation to the approved fitting out plans, drawings and specifications or to the approved interior design or layout of the Premises without the previous approval in writing of the Landlord (such approval shall not be unreasonably withdrawn or withheld) and in the event of such approval being requested it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord any reasonable fees and or costs properly incurred by the Landlord in consulting its architect and/or specialist consultants in respect of such variations; and

(C)	for the avoidance of doubt, the Tenant shall not commence any fitting out and/or decoration and furnishing works at or to the Premises unless and until the aforesaid plans, drawings and specifications have been approved by the Landlord in writing.

3.03	To keep the interior in good repair

(a)	To keep and maintain at the expense of the Tenant all the interior of the Premises including the flooring and interior plaster or other finishing material or rendering to walls floors and ceilings and the Landlord’s fixtures and fittings therein including (without limitation) all doors, windows, electrical installations and wiring, light fittings, suspended ceilings, fire fighting apparatus and air-conditioning system including the ducting and fan coil unit(s) and all waste drain water and other pipes and sanitary apparatus and fittings therein and all painting papering and decoration thereof in good clean tenantable substantial and proper repair and condition (fair wear and tear and inherent latent and structural defects excepted) and as may be appropriate from time to time properly painted and decorated;

(b)	At the expense of the Tenant to replace from time to time all Landlord’s fixtures and fittings and appurtenances in the Premises which may be or become beyond repair at any time; and

(c)	At the expiration or sooner determination of the Term, to deliver up the Premises and all fittings, fixtures and additions therein and thereto other than tenants’ fixtures and fittings to the Landlord in good clean and tenantable condition and repair (fair wear and tear and inherent latent and structural defects excepted) in accordance with its covenant to repair contained herein.

3.04	Installation of Wires Cables and Services

(a)	To install all wires pipes and cables and other services serving the Premises in and through the ducts trunkings and conduits in the Building provided by the Landlord for such purposes and at all times in accordance with the Landlord’s reasonable directions and not to install any such wires pipes cables or other services without first providing the Landlord with full particulars and a fully detailed plan and diagram of such intended installation and obtaining the Landlord’s consent (such consent shall not be unreasonably withheld or delayed) in regard thereto; and

(b)	To provide to the Landlord a full coloured diagram of all electrical wiring to be installed by the Tenant within or serving or connected to the Premises and/or within the ducts, trunkings or conduits provided by the Landlord within the Building for the installation of electrical and/or fibre-optical or other wires or cables or means of passing receiving or transmitting information and all telephone and other service wires conduits and cables installed by or at the order of the Tenant and to clearly label and in accordance with any reasonable directions given by the Landlord colour-code all such wires conduits and cables to identify the same as being the Tenant’s and if required by the Landlord at the expiration or sooner determination of the Term at the Tenant’s expense to remove the same from all ducts conduits or trunkings within the Building taking care not to disturb damage or interfere with any wires cables or other means of communication belonging to other occupiers of any part or parts of the Building that may have been installed within any such ducts conduits or trunkings and making good any damage caused by the Tenant in so doing and the Tenant will indemnify and hold the Landlord harmless against any claim action or demand that may be brought by any person suffering any loss or damage or interference with business or inconvenience caused by or arising from the Tenant’s actions in complying with its obligations hereunder.

3.05	Repair of Electrical Installations

To repair or replace if so required by the appropriate utility company, authority or statutory undertaker as the case may be under the terms of the Electricity Supply Ordinance or any statutory modification or re-enactment thereof or any Orders in Council or Regulations made thereunder all the electrical wiring installations and fittings within the Premises installed by the Tenant and the wiring from the Tenant’s meter or meters to the Premises.

3.06	Good Repair Toilets and Water Apparatus

To maintain all toilets and sanitary and water apparatus used exclusively by the Tenant its employees invitees, in good clean and tenantable state and in proper repair and condition (fair wear and tear and inherent latent and structural defects excepted) at all times during the Term to the satisfaction of the Landlord and in accordance with the Regulations of the Public Health or other Government Authority concerned.

3.07	Cleaning of Drains

To pay on demand to the Landlord and to indemnify the Landlord against the cost incurred in cleansing and clearing any of the drains in the Building that become choked or stopped up owing to the improper negligent and/or careless use of any toilet or water or sanitary or drainage equipment by the Tenant or its employees invitees or contractors.

3.08	Indemnification of Landlord and Insurance

To be wholly responsible for any loss damage or injury caused to any person whomsoever or to any property whatsoever directly or indirectly through the defective or damaged condition or operation of any part of the interior of the Premises or operation of any machinery or plant or any fixtures or fittings or wiring or piping therein for the repair of which the Tenant is responsible hereunder or in any way caused by or owing to the spread of fire smoke or fumes or the leakage or overflow of water of whatsoever originating from the Premises or any part thereof or through the act default omission or neglect of the Tenant its servants agents contractors partners or customers and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon or against the Landlord by any person in respect of any loss damage or injury as aforesaid and all costs and expenses incidental thereto AND for the better observance of the Tenant’s obligations in regard to the foregoing TO INSURE and to effect and maintain insurance cover to the reasonable satisfaction of the Landlord with a reputable insurance company in respect of all such risks as aforesaid the Policy of Insurance so effected to be endorsed to show the interest of the Landlord therein and to be in such amount as may be determined by the Landlord and to contain a provision that the insurance cover thereby effected and the terms and conditions thereof may not be altered modified restricted or cancelled without the express prior written consent of the Landlord (such consent shall not be unreasonably withheld or delayed) and in the event of such insurance being effected by the Tenant himself in pursuance of his obligations hereunder whenever required so to do by the Landlord to produce to the Landlord as and when required by the Landlord such policy of insurance together with a receipt for the last payment of premium.

3.09	Protection from typhoon

To take all necessary and appropriate precautions to protect the interior of the Premises from storm or typhoon damage.

3.10	To permit Landlord to enter and view

To permit the Landlord its agents and all persons authorised by it with or without workmen or others and with or without appliances at all reasonable times upon prior appointment to enter upon the Premises to view the condition thereof and upon prior written notice to the Tenant to take inventories of the Landlord’s fixtures and fittings therein and to carry out any work or repair required to be done provided that in the event of an emergency the Landlord its servants or agents may enter into the Premises without notice and forcibly if need be. In the exercise of such rights the Landlord will cause as little damage or disturbance to the Tenant as is possible and forthwith make good any damage caused.

3.11	To execute repair on receipt of notice

To make good all defects and wants of repair to the Premises for which the Tenant may be liable within the space of one month from the receipt of written notice from the Landlord to repair and make good the same, and if the Tenant shall fail to execute such works or repairs as aforementioned to permit the Landlord to enter upon the Premises and execute the same and the cost thereof shall be a debt due from the Tenant to the Landlord and be recoverable forthwith by action.

3.12	Outside Windows

To keep all windows of the Premises closed at all times and not to open any of the windows of the Premises.

3.13	Inform Landlord of Damage

To give notice to the Landlord or its agent of any damage that the Premises may suffer and of any defect in the water and gas pipes electrical wiring or fittings, fittings fixtures or other utility supply equipment provided by the Landlord when the Tenant becomes aware of any such damage and defect.

3.14	Cleaning and Cleaning Contractors

To keep the Premises at all times in a clean and sanitary state and condition, and for the better observance hereof to employ as cleaners of the Premises (at the expense of the Tenant) only such persons or firms as may be nominated by the Landlord.

3.15	Refuse and Garbage Removal

To be responsible for the removal of refuse and garbage from the Premises to such location within or adjacent to the Building as shall be specified by the Manager from time to time and to use only such type of refuse container as is specified by the Manager from time to time. In the event of the Landlord providing a collection service for refuse and garbage the same shall be used by the Tenant to the exclusion of any other similar service and the Tenant shall bear an appropriate proportion of the reasonable cost of such service.

3.16	Installation of Telephone Cables

Subject to sub-clause 3.02(a)(v)(A) of this Clause the Tenant shall make its own arrangements with regard to the installation of telephones or other communication systems in the Premises, but the installation of telephone and communication lines outside the Premises must be in the common ducting provided in the Building for that purpose and in all respects in accordance with the Landlord’s reasonable directions.

3.17	Directory Boards

To pay the Landlord or the Manager immediately upon demand the reasonable cost of affixing repairing or replacing as necessary the Tenant’s name to the directory board at the entrance to the Building and to the directory board on the floor on which the Premises are situated.

3.18	Contractors Employees Invitees and Licensees

To be liable for any act default negligence or omission of the Tenant’s contractors employees invitees as if it were the act default negligence or omission of the Tenant and to indemnify the Landlord against all costs claims demands expenses or liability to any third party in connection therewith.

3.19	Damage to Building

To pay the Landlord immediately on demand and to indemnify the Landlord against the costs of repairing any part of the Building or any of the lifts or other services and facilities installed therein that are damaged by reason of any act default or neglect on the part of the Tenant its agents servants invitees.

3.20	Regulations

To obey and comply with such Regulations as may from time to time be made or adopted by the Landlord in accordance with Section X hereof.

3.21	User

To use the Premises for the purposes described in the Third Schedule hereto and for no other purposes whatsoever.

3.22	Yield up Premises and Handover

To yield up the Premises with all fixtures fittings and additions therein and thereto at the expiration or sooner determination of this Tenancy Agreement in good clean and tenantable repair and condition (fair wear and tear and inherent latent and structural defects excepted) in accordance with the stipulations hereinbefore contained and in particular the Tenant shall at its own expenses clean the fan coil unit(s) and ducting within the Premises in accordance with the cleaning standards as laid down by the Landlord and to the reasonable satisfaction of the Landlord together with all keys giving access to all parts of the Premises Provided That whether the Tenant has made any alterations or installed any fixtures fittings or additions in or to the Premises or not and notwithstanding that the Landlord’s consent for so doing may have been obtained or have been given or be deemed to have been given the Tenant has to at his sole cost and expenses on expiry of this Tenancy Agreement, unless otherwise agreed by the Landlord prior to the expiry date of the Term reinstate or remove or do away with all or any such alterations fixtures fittings or additions or any part or portion thereof and to make good and repair in a proper and workmanlike manner any damage to the Premises and the Landlord’s fixtures and fittings therein as a result thereof before delivering up the Premises to the Landlord to the intent that the Tenant shall deliver vacant possession of the same on a “bare shell” condition to the Landlord. For the avoidance of doubt, the Landlord shall not be required to pay any compensation or cost to the Tenant for all or any such fixtures fittings or additions or any part or portion thereof, if any, that the Landlord shall specify to be retained in the Premises.

3.23	Taxes

To pay reimburse the Landlord on demand as additional rent any tax value added tax chargeable in respect of any payment made by the Tenant under or in connection with this Tenancy Agreement or paid by the Landlord on any payment made by the Landlord where the Tenant agrees in this Tenancy Agreement to reimburse the Landlord for such payment.

SECTION IV

LANDLORD’S OBLIGATIONS AND RIGHTS

4.	The Landlord agrees with the Tenant as follows:-

4.01	Quiet Enjoyment

Subject to Sub-clause 12.02 of Section XII of this Tenancy Agreement, to permit the Tenant (upon duly paying the Rent, the management and air-conditioning charges and Government rates hereby agreed to be paid on the days and in manner herein provided for payment of the same and observing and performing the agreements stipulations terms conditions and obligations herein contained) to have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord.

4.02	Government Rent

To pay the Government Rent and Property Tax attributable to or payable in respect of the Premises.

4.03	Air-conditioning

(a)	The Landlord shall subject to Sub-clause 4.04(c) of this Section and to Sub-clause 6.01(a) of Section VI of this Tenancy Agreement arrange with the Manager to supply the Tenant with an air-conditioning service for the Premises during Normal Air-Conditioning Service Hours (as hereinafter defined);

(b)	Subject to Sub-clause 4.04(c) of this Section and to Sub-clause 6.01(a) of Section VI of this Tenancy Agreement the Landlord shall arrange with the Manager to supply the Tenant with an air-conditioning service outside the Normal Air-Conditioning Service Hours (as hereinafter defined) upon request being made by the Tenant to the Landlord. The cost for such additional hours of air-conditioning service including the cost of running the necessary air-conditioning plant and equipment shall be reasonably determined by the Manager whose decision shall be final and notified to the Tenant from time to time and shall be paid on demand by the Tenant to the Landlord as additional rent; and

(c)	Notwithstanding Sub-clause 4.03(a) and (b) of this Section, the Landlord shall not be liable to the Tenant his employees invitees or visitors in respect of any loss of profit or of business if the Manager for whatever reason decides not to supply the air-conditioning services outside Normal Air-Conditioning Service Hours (as hereinafter defined) as demanded by the Tenant.

4.04	Rights Reserved to the Landlord

It is hereby agreed and expressly confirmed that the following rights are excepted and reserved to the Landlord (its successors and assigns and all persons having the like right) throughout the Term:-

(a)	the right of free and uninterrupted passage and running of water, soil, gas, drainage, electricity and all other services or supplies through such sewers, watercourses, conduits, pipes, wires, cables and ducts as are now or may hereafter be in, on or under the Premises and serving or capable of serving the Building or any adjoining or neighbouring property TOGETHER WITH the right to enter upon the Premises at all reasonable times upon prior written appointment to inspect repair replace or maintain any such sewers, watercourses, conduits, pipes, wires, cables and ducts Provided That in the exercise of this latter right the Landlord shall cause as little damage or inconvenience to the Tenant as possible and forthwith make good any damage caused;

(b)	the full and free right and liberty to enter upon the Premises in the circumstances in which the covenants by the Tenant contained in these presents permit such entry and in particular but without prejudice to the generality of the foregoing the right to enter into and upon the Premises at all reasonable times upon prior appointment for the purpose of obtaining access to and egress from any machinery or switch rooms or the like remaining under the control of the Landlord and located on any of the floors of the Building on which any portion of the Premises is situated;

(c)	the right from time to time on giving reasonable notice to the Tenant (such notice not to be required in case of emergency or breakdown) and causing as little inconvenience to the Tenant as reasonably possible to suspend the air-conditioning system, lifts, electric power, water supply and any other building service provided in or serving the Building for the purpose of servicing, maintaining, repairing, renewing, improving or replacing the same and any of them Provided however that (except in case of unavoidable breakdown or emergency which puts or requires all the lifts servicing the Premises to be put out of action simultaneously) at least one of the lifts serving the Premises shall be maintained in operation at all times; and

(d)	the right to erect hoardings surrounding the Building for the carrying out of improvement and building works on the Building when the Landlord so desires. However, in the course of such work, the Landlord should endeavour to cause as little obstruction and disturbance to the Tenant as possible; and in any event the Landlord shall not be liable to the Tenant for any disturbance or obstruction caused, including but not limited to obstructions to the ingress and egress to and from the Premises.

SECTION V

RESTRICTIONS AND PROHIBITIONS

5.	The Tenant agrees with the Landlord and undertakes:-

5.01	Installation & Alterations

(a)	Not to make or permit or suffer to be made any alterations in or additions to the Premises or to the sprinkler system, electrical wiring installations, air-conditioning ducting lighting fixtures or other Landlord’s fixtures or to install any plant apparatus or machinery therein without first having obtained the written consent of the Landlord therefor;

(b)	Not to place on any part of the Premises any object of any kind including any safe of a weight in excess of 200 lb. or creating a dead load exceeding 50 lb. per square foot at a location not previously approved in writing by the Landlord. Before taking into the Premises any object exceeding such weight or dead load the Tenant shall apply to the Landlord for a written approval to the positioning of the said object. Thereafter the Tenant shall not move such object from the approved location without the written approval of the Landlord first having been obtained. All reasonable and proper fees incurred by the Landlord in the obtaining of the approval of the Landlord’s architects as to the location of such object shall be borne by the Tenant and payment therefor may be imposed as a pre-requisite to the Tenant receiving such permission;

(c)	Not to make or permit or suffer to be made any alterations in or additions to the mechanical or electrical installations in the Building nor to install or permit or suffer to be installed any equipment, apparatus or machinery which exceeds the loading of the electrical installations in the Building nor to install or permit or suffer to be installed any equipment, apparatus or machinery which exceeds the loading of the electrical main or wiring or which consumes electricity not metered through the Tenant’s separate meter; and

(d)	Not to make or permit or suffer to be made any alterations to any installation or fixture so as to affect or be likely to affect the supply of water, electricity or other utility or service to or in the Building.

5.02	Injury to Walls

Not to cut maim or injure or permit or suffer to be cut maimed or injured any doors windows walls beams slabs structural members or other part of the fabric of the Premises.

5.03	No Alterations to Exterior

Not to affix anything or paint or make any alteration whatsoever to the exterior of the Premises.

5.04	Obstructions to Outside Windows

Not to block up, darken or obstruct or obscure any of the windows or lights belonging to the Premises.

5.05	Not erect gates or grilles

Not without the prior written consent of the Landlord to erect or install doors, gates, metal grilles, shutters or other similar installation whatsoever whether temporary or permanent at the doorway or entrance to the Premises or at any of the fire exits therefrom or erect any such door or metal grille or shutter or gate that might in any way contravene the regulations from time to time in force of the Fire Services Department or other competent authority concerned, nor in any other respect to contravene the said regulations.

5.06	Noise

Not to cause or produce or suffer or permit to be produced on or in the Premises any sound or noise (including sound produced by broadcasting from Television, Radio and any apparatus or instrument capable of producing or reproducing music and sound) or any vibration or resonance or other form of disturbance or other acts or things in or on the Premises which is or are or may be or become a nuisance or annoyance to the tenants or occupiers of adjacent or neighbouring premises.

5.07	Signs

Not without the prior written approval of the Landlord to exhibit or display within or on the exterior of the Premises any writing sign signboard or other device whether illuminated or not which may be visible from outside the Premises nor without the Landlord’s prior written consent to affix any writing sign signboard or other device in at or above any common area, lobby landing or corridor of the Building.

5.08	Auction and Sales

Not to conduct or permit any auction or similar sale of things or properties of any kind to take place on the Premises.

5.09	Illegal or Immoral Use

Not to use or cause permit or suffer to be used any part of the Premises for gambling or for any illegal immoral or improper purposes or in any way so as to cause nuisance annoyance inconvenience or damage or danger to the Landlord or the tenants or occupiers of adjacent or neighbouring premises.

5.10	Sleeping or Domestic Use

Not to use or permit the Premises or any part thereof to be used as sleeping quarters or as domestic premises within the meaning of any ordinance for the time being in force or allow any person to remain on the Premises overnight.

5.11	Storage of Merchandise and Hazardous Goods

Not to use the Premises for the manufacture of goods or merchandise or for the storage of goods or merchandise other than in small quantities consistent with the nature of samples and exhibits nor to keep or store or cause or permit or suffer to be kept or stored thereat any arms or ammunition, gunpowder, salt-petre, petroleum, liquefied petroleum gas, butane gas, kerosene or other explosive or dangerous hazardous or prohibited goods within the meaning of the Dangerous Goods Ordinance (Cap.295) and the regulations made thereunder or any statutory modification or re-enactment thereof from time to time in force.

5.12	User

Not to use the Premises for any purpose other than the purpose specified in the Third Schedule hereto and in particular but without prejudice to the generality of the foregoing not to use the Premises for the purpose of a Buddhist hall or temple or for the performance of the ceremony known as Ta Chai () or for any similar ceremony or for any other religious purpose or the performance of any religious ceremony.

5.13	Obstructions in Passages

Not to place or leave or suffer or permit to be placed or left by any contractor employee invitee of the Tenant any boxes furniture articles or rubbish in the entrance or any of the staircases passages or landings of the Building used in common with other tenants or the Landlord or otherwise encumber the same.

5.14	Deliveries and Use of passenger lifts

Not without the prior written consent of the Landlord (such consent shall not be unreasonably withheld or delayed) to take delivery to the Premises of furniture or other large objects during Normal Business Hours (as hereinafter defined) and not to cause or suffer or permit passenger lifts to be used for delivery purposes at any time or load or permit or suffer to be loaded into any cargo lift or passenger lift in the Building a weight greater than such lift is designed or permitted to carry.

5.15	Preparation of food and prevention of odours

Not to prepare or permit or suffer to be prepared any food in the Premises or permitting offensive or unusual odours to be produced upon or emanate from the Premises.

5.16	Not to misuse lavatories

Not to use or permit or suffer to be used any lavatory facilities whether shared with other tenants or occupiers of the Building or reserved exclusively for the use of the Tenant for any purpose other than that for which they are intended and not to throw or permit or suffer to be thrown into any W.C. pan, urinal, basin, sink or other lavatory fitting any foreign or deleterious substance of any kind and to pay to the Landlord on demand the reasonable cost of any breakage, blockage or damage resulting from a breach of this provision.

5.17	Animals, pets and infestation

Not to keep or permit or suffer to be kept any animals or pets inside the Premises and to take all such steps and precautions to the reasonable satisfaction of the Landlord as shall be necessary to prevent the Premises or any part thereof from becoming infested by termites rats mice cockroaches or any other pests or vermin and for the better observance hereof the Landlord may require the Tenant to employ at the Tenant’s cost such pest extermination contractors as the Landlord may nominate and at such intervals as the Landlord may direct.

5.18	No Touting

Not to tout or solicit or procure or permit any touting or soliciting for business or the distribution of any pamphlets notices or advertising matter outside the Premises or anywhere within the Building by any of the Tenant’s servants agents.

5.19	Breach of Government Lease or Conditions or Deed of Mutual Covenant

Not to commit any breach of the provisions of the Conditions under which the Landlord holds the Premises or of the Deed of Mutual Covenant or any Sub-Deed of Mutual Covenants affecting the Building and to indemnify the Landlord against the consequences of any such breach.

5.20	Breach of Insurance Policy

Not to cause suffer or permit to be done any act or thing whereby the policy or policies of insurance on the Premises against damage by fire or liability to Third Parties for the time being subsisting may become void or voidable or whereby the rate of premium or premiums thereon may be increased and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium or premiums thereon and all reasonable expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by such breach.

5.21	Alienation

Not to assign underlet or otherwise part with the possession of the Premises or any part thereof in any way whether by way of sub-letting lending sharing or other means whereby any person or persons not a party to this Tenancy Agreement obtains the use or possession of the Premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assignment or parting with the possession of the Premises (whether for monetary consideration or not) this Tenancy Agreement shall absolutely determine and the Tenant shall forthwith vacate the Premises on notice to that effect from the Landlord. This Tenancy Agreement shall be personal to the Tenant named in the First Schedule to this Tenancy Agreement and without in any way limiting the generality of the foregoing the following acts and events shall unless approved in writing by the Landlord be deemed to be breaches of this Clause:-

(a)	In the case of a tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise;

(b)	In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the Premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual;

(c)	In the case of a tenant which is a corporation any take-over reconstruction amalgamation merger voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof;

(d)	The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the Premises or any part thereof or does in fact use possess occupy or enjoy the same; or

(e)	The change of the Tenant’s business name without the previous written approval of the Landlord which shall not be unreasonably withheld if the change of the Tenant’s business name does not in the opinion of the Landlord conflict with or prejudice the business or reputation or other interests of the Landlord or of any associated company of the Landlord. Provided that the Landlord shall not unreasonably withheld consent for the Tenant to adopt the trade name or brand name of the Tenant or its subsidiaries as its business name.

SECTION VI

EXCLUSIONS

6.01	IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED that the Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever:-

Lifts, Air-conditioning Utilities

(a)	In respect of any loss of profit or of business or loss of life or loss, injury or damage to person or property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant or any other person caused by or through or in any way owing to or arising out of or connected with any defect in or breakdown or suspension of service of the lifts air-conditioning system, electric power or water supplies, or any other building service provided in or serving the Building, or

Fire and overflow of water

(b)	In respect of any loss of profit or of business or loss of life or loss injury or damage to person or property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant or any other person caused by or through or in any way owing to or arising out of or connected with any escape of fumes smoke fire or any other substance or thing or the overflow of water from anywhere within the Building or in any way attributable to fire storm tempest flood Act of God or other inevitable accident, or

Security

(c)	For the security or safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision by the Landlord of watchmen and caretakers shall not create any obligation on the part of the Landlord as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant.

SECTION VII

ABATEMENT OF RENT

7.01	Suspension in case of fire etc.

If the Premises or the Building or any part thereof shall at any time during the Term be destroyed or damaged or become inaccessible owing to fire water storm typhoon defective construction white ants earthquake subsidence of the ground or any calamity beyond the control of the Landlord or the Tenant so as to render the Premises unfit or inaccessible and the policy or policies of insurance for such risk effected by the Landlord shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of any act or default of the Tenant or if at any time during the Term the Premises shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises then the Rent and other charges hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall be suspended, rent and other charges paid in advance in respect of the current month being refunded, until the Premises shall again be rendered accessible and fit for commercial use PROVIDED THAT in circumstances when the whole or substantially the whole of the Premises have been rendered inaccessible or unfit for commercial use and should the Premises not have been reinstated in the meantime either the Landlord or the Tenant may at any time after six (6) months from the occurrence of such damage or destruction or order give to the other of them notice in writing to determine this Tenancy Agreement and thereupon the same and everything herein contained shall cease and be void as from the date of the occurrence of such destruction or damage or order or of the Premises becoming inaccessible or unfit for commercial use but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements stipulations terms and conditions herein contained or of the Landlord in respect of the Rent payable hereunder prior to the coming into effect of the suspension.

SECTION VIII

DEFAULT

8.	It is hereby expressly agreed and declared as follows:-

8.01	Default

If the Rent and/or the management and air-conditioning charges payable hereunder or any part thereof shall be in arrear for fourteen (14) days after the same shall have become payable (whether formally demanded or not) or if there shall be any breach or non-performance of any of the stipulations conditions or agreements herein contained and on the part of the Tenant to be observed or performed or if the Tenant shall stop or suspend payment of its debts or be unable to or admit inability to pay its debts as they fall due or enter into any scheme of arrangement with its creditors or have an encumbrancer take possession of any of its assets in circumstances in which the Landlord shall have reasonable grounds for believing that the ability of the Tenant to pay the rentals and other charges hereby reserved and to observe and perform its obligations under this Tenancy Agreement shall have been prejudiced or put at risk or have a receiving order made against it or in such circumstance as aforesaid fail to satisfy any judgment that may be given in any action against it after final appeal or go into liquidation (save for the purposes of amalgamation or reconstruction) or if the Tenant shall suffer execution to be levied upon the Premises or otherwise on the Tenant’s goods or if in such circumstances as aforesaid the Tenant shall suspend or cease or threaten to suspend or cease to carry on its business or should any event occur or proceeding be taken with respect to the Tenant in any jurisdiction to which the Tenant is subject which has an effect equivalent or similar to any of the events or circumstances described above then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on and upon the Premises or any part thereof in the name of the whole and thereupon this Tenancy Agreement shall absolutely determine but without prejudice to any right of action or non-observance or non-performance by the Tenant of any of the terms of this Tenancy Agreement. A written notice served by the Landlord on the Tenant in manner hereinafter provided to the effect that the Landlord thereby exercises the power of determination and/or re-entry hereinbefore contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord notwithstanding any statutory or common law provision to the contrary. All costs and expenses incurred by the Landlord in demanding payment of the Rent and other charges payable hereunder (if the Landlord elects to demand) and in exercising its rights and/or remedies or in attempting to do so shall be paid by the Tenant and shall be recoverable from the Tenant as a debt.

8.02	Interest

Notwithstanding anything herein contained in the event of default in payment of rent or other monies payable by the Tenant hereunder for a period of fourteen (14) days from the date when payment is due (whether formally demanded or not) the Tenant shall pay to the Landlord on demand daily interest on all such sums outstanding at the monthly rate of 2% calculated from the date on which the same shall be due for payment (in accordance with the provisions contained in that behalf herein) until the date of payment as liquidated damages and not as penalty provided that the demand and/or receipt by the Landlord of interest pursuant to this Clause shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof (including but without prejudice to the generality of the foregoing the right of re-entry) exercisable under the terms of this Tenancy Agreement.

8.03	Suspension of Services

In the event the Tenant fails to pay the Rent, management and air-conditioning charge, Government rates or other charges payable under this Tenancy Agreement or any part thereof as and when due, the Landlord shall be entitled, after giving warning in writing to the Tenant, to discontinue the supply and provision of air-conditioning service and management services to the Premises, and also to disconnect the supply of other utilities supply (including electricity, water and gas) through or via the Landlord’s pipes, conduits or ducts until the Tenant has fully paid and settled the payments in arrears and other damages of the Landlord. The costs and expenses (if any) for making such services or utilities supplies again available to the Tenant shall be borne by the Tenant. For the avoidance of doubt, it is expressly stated that the Tenant shall have no claim for compensation or loss, including but without limitation the loss of business, caused by or arising from such disconnection or suspension of services or utilities supplies.

8.04	Acceptance of Rent

The acceptance of any rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed.

8.05	Acts of Employees Invitees and Agent

For the purpose of these presents any act default neglect or omission of any guest visitor servant contractor employee agent invitee of the Tenant shall be deemed to be the act default neglect or omission of the Tenant.

8.06	Distraint

For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of these presents, the Rent payable in respect of the Premises shall be and be deemed to be in arrears if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

SECTION IX

DEPOSIT

9.01	Deposit

The Tenant shall on or before entering into this Tenancy Agreement deposit the sum specified in Part III of the Second Schedule hereto to secure the due observance and performance by the Tenant of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed which deposit shall be held by the Landlord throughout the currency of this Tenancy Agreement free of any interest to the Tenant with the right for the Landlord (without prejudice to any other right or remedy hereunder) to deduct therefrom the amount of any rent Government rates and other charges payable hereunder which remain overdue and any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any of the said agreements, stipulations obligations or conditions. In the event of any deduction being made by the Landlord from the deposit in accordance herewith during the currency of this Tenancy Agreement the Tenant shall forthwith on demand by the Landlord make a further deposit equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the Premises and to determine this Tenancy Agreement as hereinbefore provided.

9.02	Increase in Deposit

The amount of the deposit shall be increased following each and any increase in rent, management and air-conditioning charges and/or Government rates as provided for herein to a sum equal to three months’ rent plus three months’ management and air-conditioning charges and plus three months’ Government rates after the increase and the Tenant shall make payment to the Landlord of such additional sum as shall be required to bring the deposit up to the appropriate amount within fifteen days of each increase in rent, management and air-conditioning charges and/or Government rates and the provisions of this Section IX shall apply to such further deposits.

9.03	Repayment of Deposit

Subject as aforesaid the deposit and any further deposit paid shall be refunded to the Tenant by the Landlord without interest within thirty days after the expiration or sooner determination of this Tenancy Agreement and delivery of vacant possession to the Landlord and after settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of rent Government rates and other charges and for any breach non-observance or non-performance of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed or performed whichever shall be the later.

9.04	Transfer of Deposit

Upon the sale of the Premises to others, the Landlord shall be at liberty to transfer the deposit to the purchaser of the Premises (hereinafter referred to as the “Purchaser”) upon notice to the Tenant and on condition that the Purchaser undertakes in writing to the Tenant that it will observe Clause 9.03 of this Section to the intent and effect that the Landlord shall henceforth be released and discharged from any obligation to refund the deposit or any part thereof to the Tenant upon the expiration or early termination of the Term (as the case may be) while the Purchaser shall assume the obligation to refund the deposit in accordance with the terms of this Tenancy Agreement as if it were the original party who entered into this Tenancy Agreement as the Landlord with the Tenant. The Tenant acknowledges and agrees that in such event it shall have no recourse against the Landlord if the Purchaser refuses or fails to refund the deposit to the Tenant when due.

SECTION X

REGULATIONS

10.01	Introduction of Regulations

The Landlord shall be entitled from time to time and by notice in writing to the Tenant to make introduce and subsequently amend adopt or abolish if necessary such Regulations as it may reasonably consider necessary for the proper operation and maintenance of the Building.

10.02	Conflict

Such Regulations shall be supplementary to the terms and conditions contained in this Tenancy Agreement and shall not in any way derogate from such terms and conditions. In the event of conflict between such Regulations and the terms and conditions of this Tenancy Agreement the terms and conditions of this Tenancy Agreement shall prevail,

SECTION XI

INTERPRETATION AND MISCELLANEOUS

11.01	Marginal Notes, Headings and Index

The Marginal Notes, Headings and Index are intended for guidance only and do not form a part of this Tenancy Agreement nor shall any of the provisions of this Tenancy Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

11.02	“the Building”

References in this Tenancy Agreement to “the Building” are to the commercial building erected and any addition or extension hereafter may be erected on All Those pieces or parcels of ground registered in the Land Registry as THE REMAINING PORTION OF SECTION J OF MARINE LOT NO.201, THE REMAINING PORTION OF SECTION D OF MARINE LOTNO.201, THE REMAINING PORTION OF SECTION B OF SUBSECTION 1 OF SECTION A OF MARINE LOT NO.201, THE REMAINING PORTION OF SECTION A OF MARINE LOT NO.201, THE REMAINING PORTION OF SECTION E OF MARINE LOT NO.202A, THE REMAINING PORTION OF SUBSECTION 1 OF SECTION F OF MARINE LOT NO.202A, THE REMAINING PORTION OF SUBSECTION 2 OF SECTION F OF MARINE LOT NO.202A, THE REMAINING PORTION OF SECTION F OF MARINE LOT NO.202A, THE REMAINING PORTION OF INLAND LOT NO.3595, THE REMAINING PORTION OF INLAND LOT NO.3594 and THE REMAINING PORTION OF SECTION A OF INLAND LOT NO.3595 (Soundwill Plaza (), No.38 Russell Street, Hong Kong).

11.03	Normal Business Hours and Normal Air-Conditioning Service Hours

(a)	The normal business hours (hereinafter referred to as the “Normal Business Hours”) of the Building are from 8:30 a.m. to 6:30 p.m. on Mondays to Fridays and from 8:30 a.m. to 1:00 p.m. on Saturdays (except Sundays and public holidays). The Landlord reserves the right to alter or amend the said business hours from time to time and to such extent as the Landlord shall in its discretion deem appropriate or necessary,

(b)	The normal air-conditioning service hours (hereinafter referred to as the “Normal Air-Conditioning Service Hours”) with air-conditioning services are from 10:00 a.m. to 10:00 p.m. on Mondays to Sundays.

11.04	Gender

In this Tenancy Agreement unless the context otherwise requires words importing the singular number shall include the plural number and vice versa and words Importing a gender shall include every gender and references to persons include bodies corporate or unincorporated.

11.05	Name of Building

The Landlord reserves the right to name the Building with any such name or style as it in its sole discretion may determine and at any time and from time to time to change, alter, substitute or abandon any such name without thereby becoming liable to compensate the Tenant for any loss expense or inconvenience caused to the Tenant as a consequence thereof provided that the Landlord shall give the Tenant and the relevant Government Authorities not less than one month written notice of its intention so to do.

11.06	Alterations To the Building

The Landlord reserves the right from time to time to improve extend add to or reduce the Building in any manner whatsoever and to alter or deal with the Building (other than the Premises) Provided always that in exercising such right the Landlord will endeavour to cause as little inconvenience to the Tenant as is practicable in the circumstances and make good any damage caused to the Premises within a reasonable period of time.

11.07	Condonation not a waiver

No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance or non-performance by the Tenant at any time or times of any of the agreements stipulations terms and conditions herein contained shall operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

11.08	Letting Notices and Entry

During the three months immediately before the expiration or sooner determination of the Term the Landlord shall be at liberty to affix and maintain without interference upon the Premises a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall reasonably require.

11.09	Service of Notice

Any notice required to be served on the Tenant shall be sufficiently served if delivered or despatched by registered post to or left at the Premises. Any notice required to be served on the Landlord shall be sufficiently served if delivered or despatched by registered post to its registered office from time to time. A notice sent by registered post shall be deemed to be given at the time and date of posting.

11.10	Stamp Duty and Costs

This Tenancy Agreement shall be executed in duplicate with one part thereof stamped as original to be retained by the Landlord and the other part thereof stamped as counterpart to be retained by the Tenant. Each of the parties hereto shall bear its own legal costs in relation to the preparation approval and execution of this Tenancy Agreement (in duplicate). The stamp duty payable on this Tenancy Agreement including its counterpart shall be borne by the Landlord and the Tenant in equal shares.

11.11	Deed of Mutual Covenant

The Tenant shall observe and comply with and perform all the covenants terms and provisions in the Deed of Mutual Covenant so far as they relate to the Premises and shall indemnify the Landlord against the breach non-observance or non-performance thereof.

11.12	No Key Money

The Tenant hereby expressly declares that for the grant of the Term no key money or premium or construction money or other consideration otherwise than the Rent and other payments herein expressly reserved and expressed to be payable has been paid or will be payable to the Landlord or to any person whomsoever.

11.13	Entire Agreement

This Tenancy Agreement sets out the full agreement between the parties. No warranties or representations express or implied of any kind other than those set out herein (if any) are or have been made or given by the Landlord or by anybody on his behalf and if any such warranties or representations express or implied have been made, the same are withdrawn or deemed to have been withdrawn immediately before the execution of this Tenancy Agreement.

SECTION XII

SPECIAL CONDITIONS

12	The parties hereto further agree that they shall respectively be bound by and entitled to the benefit of the Special Conditions set forth below:-

12.01	“As is” basis

(a)	The Tenant confirms that it has taken over possession of the Premises upon commencement of the Term in their “as is” condition direct from the previous tenant (referred to in the Second Schedule hereto) and also has made agreements and arrangements with the previous tenant direct for taking over the renovations, fittings and additions (or such parts thereof) at the Premises and that the Landlord shall not be a party thereto and shall assume no role and responsibilities.

(b)	The Tenant acknowledges that it has inspected the Premises and is fully satisfied with the condition thereof and is not relying on any representation of the Landlord or its agents or representatives as to the area of the Premises or whether the Premises will be fit for the purpose of the business the Tenant intends to carry out therein.

(c)	Upon expiration or early termination of tenancy, the Landlord may request the Tenant to yield up the Premises in a bare shell condition.

12.02	Disturbance

The Tenant acknowledges and confirms that prior to signing of this Tenancy Agreement, it has been advised and reminded by the Landlord that construction work will be carried out and will continue to be carried out at or to the Building from time to time and throughout the Term and as a result there may from time to time be disturbance to the use, enjoyment and occupation of the Premises caused by such construction work including but without limitation to vibration, noise, accumulation and delivery of construction materials or debris at or through the common areas, staircases and lifts of the Building. The Tenant is fully satisfied that it has taken into account the aforesaid possible disturbance, annoyance and inconvenience to its use, enjoyment and occupation of the Premises and the extent thereof before it signs this Tenancy Agreement and is not acting or relying on any representation or warranty given by the Landlord or anyone acting or purportedly acting on behalf of the Landlord.

12.03	Break and Sale Clause

The Landlord hereby reserves the rights to demolish, re-build, refurbish the Building or any part thereof, and to change the existing user of the Building or any part thereof or re-designate the common area or facilities of the Building or any part thereof. In the event the Landlord has resolved to effect or carry out any of the aforesaid works or changes, or has entered into a binding agreement to sell the Premises, the Landlord shall be entitled to early terminate the Term by giving not less than six (6) months’ prior notice in writing to the Tenant and the Tenant shall deliver vacant possession of the Premises to the Landlord forthwith in accordance with the provisions of this Tenancy Agreement upon the expiration of the said notice and shall not be entitled to claim any loss and damages or compensation in respect of such early termination.

It is also covenanted and declared that the Tenant’s optional rights (whether the same shall have been exercised by the Tenant or not) shall extinguish and determine upon the service of notice of termination and the Tenant shall not be entitled to any claim against the Landlord for any damages or compensation or any relief against such early determination of optional rights.

12.04	Intellectual Property

The Tenant shall ensure that any operation, activities including but not limited to the sale of goods, provision of services or otherwise within the Premises will not infringe the intellectual property right including but not limited to patent, trademark, copyright or otherwise of any party other than that belongs to the Tenant. The Tenant shall indemnify the Landlord against all losses, damages, demands, actions, costs and expenses whether directly or indirectly that may be suffered by the Landlord arising out of or incidental to the breach of this provision by the Tenant.

12.05	Special Conditions

(a)	The Tenant undertakes not to occupy or use the Premises or permit the same or any part thereof to be occupied or used for any purpose other than the purpose of office and beauty and health centre with the trading name of “Perfect Life” or any related trading name held by the major shareholders of the Tenant (subject to the final approval from the Landlord) and in particular, but without prejudice to the generality of the foregoing, not to use the Premises for immoral/indecent purpose, religious purpose/performance of religious ceremony, medical operation and unlawful purpose. For the avoidance of doubt, nothing herein shall be regarded as any representation or warranty by the Landlord of the lawful use of the Premises as may be authorized by law or any Government authorities, including but not limited to, the Building Authority and the Lands Department. This clause is subject to and without prejudice to the generality of clauses 3.01 and 3.21 and the Tenant shall indemnify the Landlord for any loss damages or claim made against the Landlord arising out of any breach or contravention of the lawful use of the Premises.

(b)	The Tenant is hereby strictly prohibited to refer its clients any medical practitioners and/or medical operation for any consultancy and/or treatments to be carried out within the Premises and/or other locations save for any consultancy and treatment related to those services stated in sub-clause (a).

Any breach of any of the provisions mentioned in this clause/paragraph shall constitute a material breach of the terms and conditions under which the tenancy is granted entitling the Landlord to terminate the tenancy by giving three months’ prior written notice.

12.06	Confidentiality

The Tenant shall and shall procure all its officers, employees and professional advisors (the “Personnel”) keep strictly confidential the existence of this Tenancy Agreement, any terms therein and any other information in relation thereto (the “Confidential Information”) and shall not disclose the Confidential Information to any third party and shall restrict disclosure to the Personnel on a need-to-know basis subject to the same confidential undertaking to the Landlord. The Tenant shall indemnify the Landlord for all its loss arising from or occasioned by a breach of this confidentiality undertaking.

12.07	The previous tenant

For the avoidance of doubt, the Tenant acknowledges and confirm the Landlord is not a party to the agreements and arrangements between the Tenant and the previous tenant direct for taking vacant possession and control of the Premises and transfer and handing over of the renovations, fittings and installation at the Premises.

12.08	No Third Party Right

No term of this Tenancy Agreement is enforceable under the Contracts (Rights of Third Parties) Ordinance Cap.623 by a person who is not a party to this Tenancy Agreement.

12.09	Land Registry

The Tenant agrees that neither the offer letter in respect of the term of tenancy nor this Tenancy Agreement shall be registered at the Land Registry except that the Tenant may at its own costs and expenses register a memorandum at the Land Registry to reflect the Premises, the names of the parties and the duration of the tenancy under this Tenancy Agreement but not otherwise. The Landlord agrees to execute such a memorandum and/or provide its reasonable assistance to facilitate the registration of such a memorandum by the Tenant.

IN WITNESS whereof the parties have duly executed this Tenancy Agreement the day and year first above written.

THE FIRST SCHEDULE ABOVE REFERRED TO

PART I

TENANT

VG ZENITH INTERNATIONAL COMPANY LIMITED a company incorporated in Hong Kong with limited liability (Business Registration No. 38519017) whose registered office is situated at Suite 2301-05, 23/F, Tower 5, The Gateway, Harbour City, 15 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong.

PART II

THE PREMISES

All THAT the whole of THIRTY-SIXTH (36th) FLOOR of the Building (which is for the purpose of identification only shown and coloured pink on the floor plan hereto annexed).

PART III

TERM

For a term of Three years from 1st September 2023 to 31st August 2026 (both days inclusive).

PART IV

RENT FREE PERIODS

The Tenant will be entitled to the following rent free periods. The first rent free period is from 1st September 2023 to 30th September 2023 (both days inclusive), the second rent free period, subject to the due performance and observation of the duties, obligations and stipulations on the part of the Tenant under this Tenancy Agreement is from 1st September 2024 to 30th September 2024 and the third rent free period, subject to the due performance and observation of the duties, obligations and stipulations on the part of the Tenant under this Tenancy Agreement is from 1st September 2025 to 15th September 2025. During the said rent free periods, the Tenant:-

(a)	shall not be required to pay rent;

(b)	but shall be obliged to pay and discharge all management and air-conditioning charges, Government rates and all other outgoings and utilities charges payable by the Tenant In manner hereinafter mentioned.

THE SECOND SCHEDULE ABOVE REFERRED TO

PARTI

RENT

The Rent shall be HONG KONG DOLLARS THREE HUNDRED SEVEN THOUSAND SEVEN HUNDRED AND EIGHT ONLY (HK$307,708.00) per calendar month (exclusive of management and air-conditioning charges and Government rates and other outgoings).

PART II

PARTICULARS OF MANAGEMENT AND AIR-CONDITIONING CHARGES

The management and air-conditioning charges payable by the Tenant shall be HONG KONG DOLLARS SEVENTY THOUSAND ONE HUNDRED TWENTY EIGHT AND CENTS EIGHTY ONLY (HK$70,128.80) per month.

The Landlord shall be entitled at any time and from time to time to serve a notice upon the Tenant increasing the management and air-conditioning charges by an amount which the Landlord shall deem appropriate having regard to all or any of the elements affecting the cost of providing the management service and air-conditioning, and thereafter such increased charge shall be payable in lieu of the charge provided for above. The Landlord’s assessment for the appropriate increase shall be conclusive and binding on the Tenant.

PART III

DEPOSIT

An amount equivalent to three (3) months’ rent, management and air-conditioning charges and Government rates, which at time of signing hereof amounts to HONG KONG DOLLARS ONE MILLION ONE HUNDRED SEVENTY FIVE THOUSAND THREE HUNDRED THIRY AND CENTS FORTY ONLY (HK$1,175,360.40) (The Tenant will procure the previous tenant to consent to the deposit (HK$1,082,567.40) held by the Landlord under the previous tenancy agreement dated 5th October 2020 made between the Landlord as landlord and Victor Zenith Company Limited (an associate company of the Tenant, the “previous tenant”) as tenant be transferred and applied for part payment of the Deposit, and the shortfall in the sum of HK92,793.00 has been paid on or before commencement of the Term.

PART IV

FITTING OUT FEES

In accordance with the Fitting Out Guide for the Building from time to time in force.

THE THIRD SCHEDULE ABOVE REFERRED TO

USER

For use as office.

SIGNED by, for	)
and on behalf of GOLDEN RELAY	)
COMPANY LIMITED	)
(the Landlord) in the presence of:-)

SIGNED by	)
for and on behalf	)
of VG ZENITH INTERNATIONAL	)
COMPANY LIMITED	)
(the Tenant) in the presence of:-

RECEIVED from the Tenant on or	)
before the day and year first above written	)
the sum of HONG KONG DOLLARS	)
NINETY TWO THOUSAND SEVEN	)
HUNDRED NINETY THREE ONLY	)
(HK$92,793.00) being the balance of	)
Deposit payable by the Tenant in	)
accordance with Clause 9.01 of Section IX	)
hereof and Part III of the Second Schedule hereto	)